EXHIBIT 99.01

                                                                      EXHIBIT A




                                   BUNZL PLC

                         EXECUTIVE SHARE OPTION SCHEME



New Bridge Street Consultants
20 Little Britain
London  EC1A  7DH

Inland Revenue Ref: X7199/GRP

March 1997



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                                   CONTENTS

Page

1.    DEFINITIONS AND INTERPRETATION..........................................1

2.    ELIGIBILITY.............................................................1

3.    GRANT OF OPTIONS........................................................2

4.    LIMITS..................................................................3

5.    EXERCISE OF OPTIONS.....................................................5

6.    TAKEOVER, RECONSTRUCTION AND WINDING-UP.................................6

7.    VARIATION OF CAPITAL....................................................8

8.    ALTERATIONS.............................................................8

9.    MISCELLANEOUS...........................................................9

SCHEDULE I...................................................................11

SCHEDULE II..................................................................12



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 1.  DEFINITIONS AND INTERPRETATION

(1)  In this Scheme, unless the context otherwise requires:-

     "the Board" means the board of directors of the Company or a committee appointed by such board of directors;

     "the Company" means Bunzl plc (registered in England and Wales No. 358948);

     "the Grant Date" in relation to an option means the date on which the option was granted;

     "Group Member" means a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company's holding company and which in relation to the Company, or as the case may be, the Company's holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights;

     "the London Stock Exchange" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited;

     "Participant" means a person who holds an option granted under the Scheme;

     "Participating Company" means the Company and any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons, one of them being the Company, and to which the Board has with the approval of the Inland Revenue resolved that the Scheme shall for the time being extend;

     "Schedule 9" means Schedule 9 to the Taxes Act 1988;

     "the Scheme" means the Bunzl plc 1994 Executive Share Option Scheme as herein set out comprising Rule 1-9 ("the Approved Part") and Schedules 1 and 2 ("the Non-Approved Part") but subject to any alterations or additions made under Rule 8 below;

     "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of section 840 of the Taxes Act 1988;

     "the Taxes Act 1988" means the Income and Corporation Taxes Act 1988;

     and expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

(2) Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

 2.  ELIGIBILITY

(1) Subject to sub-rule (3) below, a person is eligible to be granted an option under the Scheme if (and only if) he is a full-time director or qualifying employee of a Participating Company.

(2)  For the purposes of sub-rule (1) above:-


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     (a)  a person shall be treated as a full-time director of a
          Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company the whole or substantially the whole of his working time, and in any event not less than 25 hours a week;

     (b) a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company) who is required, under the terms of his employment, to work for that and any other Participating Company for the whole or substantially the whole of his working time, and in any event at least 20 hours a week.

(3) A person is not eligible to be granted an option under the Scheme at any time:-

     (a) within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, or

     (b) when he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

 3.     GRANT OF OPTIONS

(1) Subject to sub-rule (2) below and Rule 4 below, the Board may grant to any person who is eligible to be granted an option under the Scheme an option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in the Scheme and upon such other objective terms as the remuneration committee of the Board may specify; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

(2)  An option may only be granted under the Scheme:-

     (a) within the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its results for any period, or at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify the grant thereof; and

     (b) within the period of 10 years beginning with the date on which the Scheme is approved and adopted by the Company in general meeting, but after 3 October 1994.

(3) There shall be no monetary consideration for the grant of any option under the Scheme, and accordingly any such option shall be granted by deed.

(4) The price at which shares may be acquired by the exercise of an option granted under the Scheme shall be determined by the Board before the grant thereof and shall not be less than:-

     (a) if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the Grant Date (or such other dealing day as may be agreed with the Inland Revenue);

     (b) if paragraph (a) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of the


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            Scheme with the Shares Valuation Division of the Inland
            Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue); or

     (c) except in the case of an option to acquire shares otherwise than by subscription, the nominal value of those shares.

(5) Subject to Rule 5(3) below, an option granted under the Scheme to a Participant shall not be capable of being transferred or assigned. If a Participant does or suffers any act or thing whereby he would or might be deprived of the legal or beneficial ownership of an option, the option shall lapse forthwith.

 4.  LIMITS

(1) No options shall be granted under the Scheme which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 years beginning with the date on which the Scheme is approved and adopted by the Company in general meeting, under the Scheme or under any other executive share option scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

(2) No options shall be granted under the Scheme in the period of 4 years beginning with the date on which the Scheme was approved and adopted by the Company in general meeting which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period under the Scheme or under any other executive share option scheme adopted by the Company to exceed such number as represents 2.5 per cent. of the ordinary share capital of the Company in issue at that time.

(3) Unless the limit set out in sub-rule (4) below is and has at all times been complied with, no options shall be granted under the Scheme in the period of 3 calendar years beginning with the year 1994 or any successive period of 3 years which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question, or been issued in that period otherwise than in pursuance of options, under the Scheme or under any other employees' share scheme adopted by the Company to exceed such number as represents 3 per cent. of the ordinary share capital of the Company in issue at that time.

(4) The limit referred to in sub-rule (3) above is that no options shall be granted under the Scheme in the period of 5 years beginning with the date on which the Scheme was approved and adopted by the Company in general meeting which would, at the time they are granted, cause:-

     (a) the number of shares which shall have been or may be issued in pursuance of options granted in the said 5 year period, or shall have been issued in that period otherwise than in pursuance of options, under the Scheme or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time, or

     (b) the number of shares which shall have been or may be issued in pursuance of options granted in the said 5 year period under the Scheme or under any other executive share option scheme adopted by the Company to exceed such number as represents 3 per cent. of such ordinary share capital.


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(5)  No options shall be granted under the Scheme which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 years beginning with the date on which the Scheme is approved and adopted by the Company in general meeting, or been issued in that period otherwise than in pursuance of options, under the Scheme or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

(6) No person shall be granted options under the Scheme which would, at the time they are granted, cause the market value of the shares in the Company which he may subscribe in pursuance of options granted to him in the period of 10 years ending at that time under the Scheme or under any other executive share option scheme adopted by the Company, to exceed 4 times the higher of the total remuneration (excluding benefits in kind, except bonuses paid in the form of shares) expressed as an annual rate payable by the Company and any Participating Company to him as at that time and the total remuneration (excluding benefits in kind, except bonuses paid in the form of shares) paid by the Company and any Participating Company to him in the preceding 12 months; and for the purposes of this sub-rule any option which shall have lapsed or been released to any extent shall be treated to that extent as if it were still exercisable. [N.B. Although this sub-rule does not itself require exercised options to be taken into account, the Company has undertaken in its circular to shareholders that such options will be taken into account on the grant of an option unless the remuneration committee is satisfied that there has been a significant improvement in the Company's performance in the last two to three years before the grant.]

(7) No person shall be granted options under the Scheme which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him after 5 April 1984 under the Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed the higher of:-

     (a)  (pound)100,000; or

     (b) if there were relevant emoluments for the preceding year of assessment, four times the amount of the relevant emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount); or

     (c) if there were no relevant emoluments for the preceding year of assessment, four times the amount of the relevant emoluments for the period of 12 months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments;

          and for this purpose the relevant emoluments are such of the emoluments of the office or employment by virtue of which the person is eligible to participate in the Scheme and of any other office or employment held by him with a company which is a Participating Company as are liable to be paid under deduction of tax pursuant to section 203 of the Taxes Act 1988, after deducting from them amounts included by virtue of Chapter II of Part V thereof.

(8) For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:-


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     (a)  in the case of an option granted under the Scheme, as on the day by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with Rule 3(4) above;

     (b) in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

     (c) in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

(9) Any option granted under the Scheme shall be limited and take effect so that the above limits are complied with.

(10) For the purpose of sub-rules (6) and (7) above, where any remuneration or emoluments are paid otherwise than in sterling, the amounts thereof shall be converted into sterling at such commercial spot rate published in a national newspaper as the Board may determine.

 5.  EXERCISE OF OPTIONS

(1) The exercise of any option granted under the Scheme shall be effected by giving notice to the Company and otherwise in such form and manner as the Board may from time to time prescribe and, unless the Board determines otherwise, any such notice shall have effect only on receipt by the Company and upon payment in full of the number of shares in respect of which the option is exercised.

(2) Subject to sub-rules (3) and (4) below and to Rule 6 below an option granted under the Scheme may not be exercised before the third anniversary of the Grant Date; and an option may only be exercised either:-

     (a) at a time when such conditions as shall have been specified by the remuneration committee of the Board before the grant thereof for this purpose in accordance with Rule 3(1) above have been satisfied; or

     (b) under sub-rules (3) or (4) or Rule 6 below (except where it is exercisable by virtue only of the Participant's retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment).

(3) If any Participant dies before exercising an option granted to him under the Scheme and at a time when he is either a director or employee of a Group Member or entitled to exercise the option by virtue of sub-rule (4) below, the option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death.

(4) If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under the Scheme:-

     (a) if he so ceases by reason of injury, disability, sickness, redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978) or retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule (3) above must, if at all) be exercised within the period which shall expire 6 months


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          after his so ceasing, or (at the absolute discretion of the
          Board) either 42 months after the Grant Date, or 42 months after the last date prior to his so ceasing on which he exercised an option (not being one granted under a savings related share option scheme) in circumstances in which paragraphs (a) and (b) of section 185(3) of the Taxes Act 1988 applied, whichever shall be the latest;

     (b) if he so ceases for any other reason, the option may not be exercised at all unless the Board shall so permit, in which event it may (and subject to sub-rule (3) above must, if at all) be exercised to the extent permitted by the Board within the period mentioned in paragraph (a) above.

(5) A Participant shall not be treated for the purposes of sub-rule (4) above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under section 45 of the Employment Protection (Consolidation) Act 1978 before exercising an option under the Scheme shall be treated for those purposes as not having ceased to be such a director or employee.

(6) Notwithstanding any other provision of the Scheme, an option granted under the Scheme may not be exercised after the expiration of the period of 10 years (or such shorter period as the Board may have determined before the grant thereof) beginning with the Grant Date.

(7) A Participant shall not be eligible to exercise an option under the Scheme at any time when he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

(8) Subject to sub-rule (9) below, within 30 days after an option under the Scheme has been exercised by any person, the Board on behalf of the Company shall allot to him (or his nominee) or, as appropriate, procure the transfer to him (or his nominee) of the number of shares in respect of which the option has been exercised, provided that, for the avoidance of doubt, where shares are so allotted or transferred to a nominee, the beneficial interest in them must vest in the person who exercised the option.

(9) All shares allotted under the Scheme shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

(10) If shares of the same class as those allotted under the Scheme are listed in the London Stock Exchange Official List, the Company shall apply to the London Stock Exchange for any shares so allotted to be admitted to that List.

 6.  TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1) If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules (3), (4) and (6) of Rule 5 above, an option granted under the Scheme may be exercised within one month (or such longer period as the Board may permit) of such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.


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(3)  If any application is made to the Court under section 425(1) of the
     Companies Act 1985 to order a meeting in relation to a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Board may permit any option granted under the Scheme, subject to sub-rules (3), (4) and (6) of Rule 5 above, to be exercised until the time of the meeting or, if the application is refused, the time of the refusal.

(4) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any option granted under the Scheme may, subject to sub-rules (3), (4) and (6) of Rule 5 above, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

(5)  If any company ("the acquiring company"):-

     (a)  obtains control of the Company as a result of making -

          (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

          (ii) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under the Scheme, or

     (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

     (c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule
9), by agreement with the acquiring company, release any option granted under the Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

(6) The new option shall not be regarded for the purposes of sub-rule (5) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:-

     (a) the new option were an option granted under the Scheme at the same time as the old option;

     (b) except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in Rule 1(1) above and the reference to "the Board" in Rule 5(6) above, the expression


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          "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under the Scheme";

     (c)  Rule 8(2) below were omitted.

 7.  VARIATION OF CAPITAL

(1) Subject to sub-rules (3) and (4) below, in the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue, sub-division, consolidation, reduction or otherwise, the Board may make such adjustments as it considers appropriate under sub-rule (2) below.

(2) An adjustment made under this sub-rule shall be to one or more of the following:-

     (a) the number of shares in respect of which any option granted under the Scheme may be exercised;

     (b) the price at which shares may be acquired by the exercise of any such option;

     (c) where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

(3)  At a time when the Scheme is approved by the Inland Revenue under
     Schedule 9, no adjustment under sub-rule (2) above shall be made without the prior approval of the Inland Revenue.

(4) An adjustment under sub-rule (2) above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

(5) As soon as reasonably practicable after making any adjustment under sub-rule (2) above, the Board shall give notice in writing thereof to any Participant affected thereby.

 8.  ALTERATIONS

(1) Subject to sub-rules (2), (4) and (5) below, the Board may at any time alter or add to all or any of the provisions of the Scheme, or the terms of any option granted under it, in any respect (having regard to the fact that, if an alteration or addition which does not solely relate to a specified term is made at a time when the Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration or addition).

(2) Subject to sub-rule (3) below, no alteration or addition to the advantage of Participants shall be made under sub- rule (1) above without the prior approval by ordinary resolution of the members of the Company in general meeting.


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(3)  Sub-rule (2) above shall not apply to any alteration or addition which:-

     (a) is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 9 or any other enactment, or to comply with the provisions of any proposed or existing legislation, or to obtain or maintain favourable taxation, exchange control or regulatory treatment of any Participating Company, Group Member or Participant or proposed participant or is minor in nature and is made to benefit the administration of the Scheme, and

     (b) is not made to any of sub-rules (1) to (7) of Rule 4 above; or which solely relates to a specified term.

(4) No alteration or addition to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

     (a) the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and

     (b) the alteration or addition is approved by a majority of those Participants who have given such an indication.

(5) No alteration or addition which solely relates to a specified term shall be made under sub-rule (1) above unless:-

     (a) there shall have occurred an event which shall have caused the remuneration committee of the Board reasonably to consider that the specified term would not, without the alteration or addition, achieve its original purpose, and

     (b) the remuneration committee of the Board shall act fairly and reasonably in making the alteration or addition.

(6) As soon as reasonably practicable after making any alteration or addition under sub-rule (1) above, the Board shall give notice in writing thereof to any Participant affected thereby and, if the Scheme is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

(7) Any reference in this Rule to a specified term is a reference to a term specified by the remuneration committee of the Board as mentioned in Rule 3(1) above.

 9.  MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Scheme as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Scheme, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons.


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(3)  The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.


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                                                                     SCHEDULE I

     Options may be granted in accordance with such provisions as would be applicable if the provisions of the Approved Part of the Scheme were herein set out in full, mutatis mutandis, subject to the following modifications:-

 1.  Delete Rule 2(3)(b).

 2.  Delete Rule 4(7).

 3.  In Rule 5(4)(a) add after the words "Taxes Act 1988 applied" the words:
     "(or would have applied if he had been resident in the UK for tax purposes)".

 4. In Rule 5(4)(a) insert after the reference to "the Employment Protection (Consolidation) Act 1978" the words "or any equivalent provision".

 5.  Delete Rule 5(7).

 6.  Add a new Rule 5(11) as follows:


     The exercise of options granted after 26 November 1996 will be subject to such additional conditions and procedures as the Board may determine are necessary or desirable for the time being in order to comply with or take into account any legal or taxation obligations of, or implications for, a company of such exercise. For the avoidance of doubt, and without limiting any of the foregoing, the Board may require that in a case where a company is obliged to account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability") that person has either:-

     (a)  made a payment to the company of an amount equal to the Tax
          Liability; or

     (b) entered into arrangements with that or another company to secure that such a payment is made (whether by authorising the Company to procure the sale of some or all of the shares on his behalf and authorising the payment to the company of the relevant amount out of the proceeds of sale or otherwise).

 7. In Rule 8(1), delete the words from "(having regard" to "alteration or addition)" inclusive.

 8.  Delete Rule 8(5).

 9. In Rule 8(6), delete the words from "and, if the Scheme" to "Inland Revenue" inclusive.

     NOTE: Schedules 1 and 2 constitute the non-approved part of the Scheme.


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



                                                                    SCHEDULE II

                        OPTIONS GRANTED TO US EMPLOYEES

     Options may be granted in accordance with such provisions as would be applicable if the provisions of the Approved Part of the Scheme were herein set out in full, mutatis mutandis, as amended by Schedule I and subject to the following modifications:

 1.  Rule 1 - Definitions and Interpretation

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Incentive Option" means an option which is intended to qualify under
Section 422 of the Code (or any successor provision).

     "Non-qualified Option" means an option which does not meet the requirements for an Incentive Option.

     "Parent Corporation" has the meaning given to it by Section 424(e) of the Code (or any successor provision).

     "Participating Company" means the Company, and any Subsidiary Corporation or Parent Corporation of the Company now existing or hereafter formed or acquired.

     "Subsidiary Corporation" has the meaning given to it by Section 424(f) of the Code (or any successor provision).

 2.  Rule 3 - Grant of Options

     In Rule 3(4):

     Insert after the words "may be acquired" the words "other than on the exercise of an Incentive Option".

     Insert after 3(4):

     The price at which shares may be acquired on the exercise of an Incentive Option shall be such price per ordinary share (at the discretion of the Board expressed in pounds sterling or in United States dollars) as the Board may in its absolute discretion determine but not less than the higher of:

     (a) the nominal value of such ordinary share (except in the case of an option to acquire shares otherwise than by subscription); or

     (b) the middle market quotation of an ordinary share as derived from The Stock Exchange Daily Official List on the date of grant of the option (or, if no sales occurred on such date, the next preceding date on which sales occurred).

     In the case of an Incentive Option granted to a person who, on the date of the grant, owns more than ten per cent (10%) of the total combined voting power of all shares or stock of the Company or a Parent Corporation or Subsidiary Corporation of the Company, the price at which shares may be so acquired shall not be less than one hundred and ten percent (110%) of any such price determined as aforesaid.


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



 3.  Rule 4 - Limits

     Insert After Rule 4(8):

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of all shares of the Company with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all share option schemes of the Company and any Parent Corporation and Subsidiary Corporation of the Company) exceeds one hundred thousand U.S. dollars (U.S. $100,000), such options shall be treated as Nonqualified Options. For purposes of this limitation, (a) the fair market value of a share is determined as of the time the option is granted, (b) the limitation will be applied by taking into account options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.

 4.  Rule 5 - Exercise of Options

     In Rules 5(4) and 5(5):

     Insert after the references to "the Employment Protection (Consolidation) Act 1978" the words "or any equivalent provision".

     Insert After Rule 5(6):

     In the case of the grant of an Incentive Option to a person who on the date of grant owns more than ten percent (10%) of the total combined voting power of all classes of shares or stock of the Company or any Parent Corporation of the Company, such option may not be exercised after the expiration of the period of five (5) years (or such shorter period as the Board may have determined before the grant thereof) beginning with the Grant Date.

     In Rule 5(8):

     Insert after the words "subject to sub-rule (9)" the words "and sub-rule
(11)".

     Insert after Rule 5(10) a new Rule 5(11) as follows:-

     (11) (a) Subject to sub-rule (f) below, where any person purports to exercise an option in accordance with Rule 5(1) pursuant to Rules 5(2), 5(3), 5(4) or 6 in respect of any number of shares, rather than allotting or procuring the transfer of those shares to him (or his nominee) in accordance with Rule 5(8) above, the Board on behalf of the Company may determine that, in substitution for his right to acquire such number of those shares as the Board may decide, he shall instead be paid a sum equal to the cash equivalent of that number of shares as determined in accordance with sub-rule (b) below in full and final satisfaction of his said right, and in such circumstances the option so far as it relates to such shares shall lapse.

          (b) For the purposes of sub-rule (a) above, the cash requirement of equivalent of middle-market quotation of a share, as derived from the London Stock Exchange Daily Official List, on the dealing day last preceding the date on which the option was purported to be exercised (or if at the relevant time the shares are not listed in the London Stock Exchange Daily Official List, the market value of a share in the Company in the opinion of the Board at the relevant time) exceeds the price at which that share may be acquired by the exercise of the option as determined pursuant to Rule 3(4).

          (c) As soon as reasonably practicable after a determination has been made under sub-rule (a) above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-

               (i) he shall be paid that sum in cash or in such other form as the Board may decide; and

               (ii) if he has already paid the Company for those
                    shares, the Company shall return to him the amount so paid by him.

          (d) Where the person in question is or has been an employee or a director of a Subsidiary but not of the Company, any payment under this Rule shall be made either by the relevant Subsidiary or by the Company acting as agent for the relevant Subsidiary, and in the latter case the relevant Subsidiary shall forthwith reimburse the Company the amount of the payment.

          (e) There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable.

          (f) In the case of options granted before 28 August 1996, the provisions of sub-rules (a) to (e) above inclusive shall apply only if and to the extent that any necessary consents of the relevant option holders have been obtained pursuant to Rule 8(4).

 5.  Withholding Taxes

     The Company may require each Participant, as a condition of exercising (i) any Non-qualified Option or (ii) an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such Participant for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such shares.

 6.  Securities Law

     No shares may be issued to any person upon the exercise of an option if the Board determines, in its sole discretion, that such issuance will or may violate the Securities Act 1933 or any applicable state blue sky laws. If the Board determines that such issuance will or may violate the Securities Act 1933 or any applicable state blue sky laws, the Board may
     (i) withhold the issuance of the shares until it determines that there would no longer be any such violation or (ii) condition the issuance of the shares upon the delivery by the Participant to the Company of certain representations and/or agreements.


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